

<ARTICLE>                     5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
consolidated financial statements of Ethan Allen Interiors, Inc. for the quarter ended  December  31, 1996 and is  qualified in its entirety by reference to such financial statement
</LEGEND>
<CIK>                         0000896156
<NAME>                        0
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              JUN-30-1996
<PERIOD-START>                                 OCT-01-1996
<PERIOD-END>                                   DEC-31-1996
<EXCHANGE-RATE>                                1<F1>
<CASH>                                         23,238
<SECURITIES>                                   0
<RECEIVABLES>                                  30,896<F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    100,236
<CURRENT-ASSETS>                               171,839<F3>
<PP&E>                                         249,558
<DEPRECIATION>                                 86,259
<TOTAL-ASSETS>                                 398,440<F4>
<CURRENT-LIABILITIES>                          57,551<F5>
<BONDS>                                        57,551<F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0<F7>
<COMMON>                                       146<F8>
<OTHER-SE>                                     241,167<F9>
<TOTAL-LIABILITY-AND-EQUITY>                   398,440
<SALES>                                        138,330
<TOTAL-REVENUES>                               138,330<F10>
<CGS>                                          78,409
<TOTAL-COSTS>                                  78,409
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             1,556<F11>
<INCOME-PRETAX>                                20,389
<INCOME-TAX>                                   8,162
<INCOME-CONTINUING>                            12,227
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   12,227
<EPS-PRIMARY>                                  0.84<F12>
<EPS-DILUTED>                                  0.84<F13>

--------------------------------

<F1>  Not applicable.  All figures for Ethan Allen Interiors, Inc.
are in U.S. dollars.

<F2>  Figure for receivables is net of allowances for doubtful accounts of $2,446.

<F3>  Includes prepaid expenses of $7,476.

<F4>  Includes goodwill of $9,207 (net of amortization).

<F5>  Includes  current  portion of long-term  debt of $1,878 as of December 31,
1996.

<F6> Includes long-term debt of $63,857 (net of the current portion of long-term debt) and capitalized leases of $2,867 (net of the current portion of capitalized leases). As of December 31, 1996 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) 8.75% senior notes of $52,616,
(ii) 9.75% mortgage note of $1,571 (net of current portion), (iii) industrial revenue bonds of $8,455, and (iv) other of $1,215 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 8 to Ethan Allen's fiscal 1996 Consolidated Financial Statements.

<F7> As of December 31, 1996, Ethan Allen had no shares of preferred stock, $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 1996, see Ethan Allen's fiscal 1996 Consolidated Statement of Stockholders' Equity and Footnote 10 to Ethan Allen's fiscal 1996 Notes to Consolidated Financial Statements.

<F8> As of  December  31,  1996,  Ethan Allen had  14,665,165  shares of common stock, $.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 1996, see Ethan Allen's fiscal 1996 Consolidated Statement of Stockholders' Equity and Footnote 10 of Ethan Allen's fiscal 1996 Consolidated Financial Statements.

<F9> Consists of $255,170 of additional  paid in capital,  $(8,397) of retained earnings, and ($5,606) of treasury stock.

<F10> In the quarter  ended  December  31, 1996,  Ethan  Allen's  revenues  were derived from sales generated by its wholesale and retail operations.

<F11>  Consists  of $1,420  of  interest  expense  and $136 of  amortization  of deferred costs during the quarter ended December 31, 1996.

<F12> Earnings per share for the quarter end December 31, 1996,  was $0.84.  For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the quarter ended December 31, 1996.

<F13> Earnings per share on a fully diluted basis for the quarter ended December
31, 1996, were $0.84.

